                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

      Supplemental Indenture (this "Supplemental Indenture"), dated as of
June 10, 2004, among Milacron Inc., a Delaware corporation (the "Company"), the Company's subsidiaries listed on Schedule A hereto (the "Guaranteeing Subsidiaries") and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, Milacron Escrow Corporation, a Delaware corporation (the "Issuer") has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 26, 2004 providing for the issuance of 11 1/2% Senior Secured Notes due 2011 (the "Notes");

      WHEREAS, concurrently herewith, the Issuer is being merged with and into the Company, with the Company as the surviving company (the "Escrow Merger");

      WHEREAS, pursuant to the Escrow Agreement (as defined in the Indenture), the Company is required to execute and deliver this Supplemental Indenture concurrently with the Escrow Merger;

      WHEREAS, the substitution of the Company for the Issuer is subject to
Section 5.02 of the Indenture;

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

      3. AGREEMENT TO ASSUME. The Company hereby assumes all of the obligations of the Issuer under the Indenture and the Notes, pursuant to Section 5.02 of the Indenture, and, hereafter, shall be deemed the "Company" for all purposes under the Indenture and the Notes.

      4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company or any of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuer, the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Intercreditor Agreement, the Security Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

      8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                             MILACRON INC.

                             By: /s/ R. P. Lienesch
                                 ----------------------
                                 Name: R. P. Lienesch
                                 Title: Vice President - Finance and Chief
                                        Financial Officer

                             EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE B HERETO

                             By: /s/ Robert P. Lienesch
                                 ----------------------
                                 Name: Robert P. Lienesch
                                 Title: Treasurer

                             EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE C HERETO

                             By: /s/ Robert P. Lienesch
                                 ----------------------
                                 Name: Robert P. Lienesch
                                 Title:Vice President

                             EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE D HERETO

                             By: /s/ Hugh C. O'Donnell
                                 ---------------------
                                 Name: Hugh C. O'Donnell
                                 Title: Secretary

                             EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE E HERETO

                             By: /s/ John C. Francy
                                 ------------------
                                 Name: John C. Francy
                                 Title: Assistant Treasurer

                             D-M-E OF CANADA LIMITED

                             By: /s/ John C. Francy
                                 ------------------
                                 Name: John C. Francy
                                 Title: Treasurer

                             MILACRON INTERNATIONAL MARKETING COMPANY

                             By: /s/ Robert P. Lienesch
                                 ----------------------
                                 Name: Robert P. Lienesch
                                 Title: Treasurer and Assistant Secretary

                             MILACRON CAPITAL HOLDINGS B.V.

                             By: /s/ Gerard van Deventer
                                 -----------------------
                                 Name: Gerard van Deventer
                                 Title: Managing Director

                             U.S. BANK NATIONAL ASSOCIATION, as Trustee

                             By: /s/ Karolina K. Dies
                                 --------------------
                                 Authorized Signatory

                                   SCHEDULE A

Milacron Capital Holdings B.V.
Milacron Marketing Company
Milacron International Marketing Company
Northern Supply Company, Inc.
Nickerson Machinery Chicago Inc.
Pliers International, Inc.
Milacron Resin Abrasives Inc.
D-M-E Company
D-M-E U.S.A. Inc.
D-M-E of Canada Limited
Progress Precision Inc.
450500 Ontario Limited
528650 Ontario Limited
2913607 Canada Limited
D-M-E Manufacturing Inc.
Uniloy Milacron Inc.
Uniloy Milacron U.S.A. Inc.
Milacron Industrial Products, Inc.
Oak International, Inc.
Cimcool Industrial Products Inc.
Milacron Canada Inc.
Milacron Plastics Technologies Group Inc.

                                   SCHEDULE B

Milacron Marketing Company
Northern Supply Company, Inc.
Nickerson Machinery Chicago Inc.
Pliers International, Inc.
D-M-E U.S.A. Inc.
D-M-E Manufacturing Inc.
Uniloy Milacron Inc.
Uniloy Milacron U.S.A. Inc.
Milacron Industrial Products, Inc.
Oak International, Inc.
Cimcool Industrial Products Inc.
Milacron Plastics Technologies Group Inc.
Progress Precision Inc.

                                   SCHEDULE C

Milacron Resin Abrasives Inc.
D-M-E Company

                                   SCHEDULE D

450500 Ontario Limited
Milacron Canada Inc.

                                   SCHEDULE E

528650 Ontario Limited
2913607 Canada Limited